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                                                                   EXHIBIT 10.15
                        FIREARMS TRAINING SYSTEMS, INC.
                             STOCK OPTION AGREEMENT
                                    SERIES B


     Firearms Training Systems, Inc., a Delaware corporation (the "Company"), hereby grants to Peter A. Marino (the "Optionee") as of September 18, 1996 (the "Option Date"), pursuant to the provisions of the Firearms Training Systems, Inc. Stock Option Plan (the "Plan"), a non-qualified option to purchase from the Company (the "Option") 213,000 shares of its Class A Common Stock, $0.00001 par value ("Stock"), at the price of $5.40 per share upon and subject to the terms and conditions set forth below. References to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. Capitalized terms not defined herein shall have the meanings specified in the Plan.

     1.  Option Subject to Acceptance of Agreement.  The Option shall be null
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and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

     2.  Time and Manner of Exercise of Option.
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     2.1.  Maximum Term of Option.  In no event may the Option be exercised, in
           ----------------------
whole or in part, after the ninth anniversary of the Option Date (the "Expiration Date").

     2.2.  Exercise of Option.  (a) Except as otherwise provided by Section 3.5
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below (relating to the occurrence of a change in control of the Company) and
Section 3.6 below (relating to certain restrictions contained in the Credit Agreement, as defined below), the Option shall become exercisable on the ninth anniversary of the Option Date unless the Option becomes exercisable at an earlier date in accordance with the following schedule:

     (i) a number of shares equal to one-third of the shares of Stock subject to the Option on the Option Date multiplied by the Vesting Factor (as defined below) shall become
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exercisable on the 60th day following the close of the Company's fiscal year ending in 1997;

     (ii) (A) an additional number of shares equal to one-third of the shares of Stock subject to the Option on the Option Date multiplied by the Vesting Factor shall become exercisable on the 60th day following the close of the Company's fiscal year ending in 1998, or (B) if a total of less than one-third of the shares became exercisable under clause (i) above, two-thirds of the shares of Stock subject to the Option on the Option Date, less any shares of Stock that became exercisable pursuant to clause (i) above, shall become exercisable as of such date if the sum of the Company's EBITDA for the fiscal years ending in 1997 and 1998 equals at least the sum of the 1997 EBITDA Target and the 1998 EBITDA Target; and

     (iii) (A) an additional number of shares equal to one-third of the shares of Stock subject to the Option on the Option Date multiplied by the Vesting Factor shall become exercisable on the 60th day following the close of the Company's fiscal year ending in 1999, or (B) if a total of less than two-thirds of the shares became exercisable under clause (i) or (ii) above, all of the shares of Stock subject to the Option on the Option Date, less any shares of Stock that became exercisable pursuant to clauses (i) and (ii) above, shall become exercisable as of such date if the sum of the Company's EBITDA for the fiscal years ending in 1997, 1998 and 1999 equals at least the sum of the 1997 EBITDA Target, the 1998 EBITDA Target and the 1999 EBITDA Target.

(iv)  For purposes of this subsection,

     (A) the "Vesting Factor" with respect to any fiscal year shall be equal to

                5 X ( (EBITDA/EBITDA Target) - 0.8 ),

provided that the Vesting Factor shall in no event be less than zero and shall in no event exceed one;

     (B) the term "EBITDA" shall have the same meaning assigned to such term in the Recapitalization and Stock Purchase and Sale Agreement dated as of June 5, 1996

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among Firearms Training Systems International N.V., the Company and Centre
Capital Investors II, L.P. and certain related entities;

     (C) the term "EBITDA Target" shall mean the 1997 EBITDA Target, 1998 EBITDA Target or 1999 EBITDA Target, as the context requires;

     (D)  "1997 EBITDA Target" shall be an amount equal to $32,086,000;

     (E)  "1998 EBITDA Target" shall be an amount equal to $43,758,000; and

     (F)  "1999 EBITDA Target" shall be an amount equal to $53,406,000.

     (b) If the Optionee terminates employment with the Company by reason of Disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until the Expiration Date; provided that, if the Optionee shall terminate employment by reason of Disability during the 60-day period after the close of the Company's fiscal year ending in 1997, 1998 or 1999, the portion of the Option that shall be considered exercisable as of the date of the Optionee's termination of employment for purposes of this subsection shall be adjusted by the Committee in accordance with subsection (a) above to the extent the Company achieves the EBITDA Targets set forth in such subsection for such fiscal year.

     (c) If the Optionee terminates employment with the Company by reason of retirement on or after age 62 or with the consent of the Company, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until the Expiration Date; provided that, if the Optionee shall retire during the 60-day period after the close of the Company's fiscal year ending in 1997, 1998 or 1999, the portion of the Option that shall be considered exercisable as of the date of the Optionee's retirement for purposes of this subsection shall be adjusted by the Committee in accordance with subsection (a) above

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to the extent the Company achieves the EBITDA Targets set forth in such subsection for such fiscal year.

     (d) If the Optionee's employment with the Company terminates by reason of the Optionee's death, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the Expiration Date; provided that, if the Optionee shall die during the 60-day period after the close of the Company's fiscal year ending in 1997, 1998 or 1999, the portion of the Option that shall be considered exercisable as of the date of the Optionee's death for purposes of this subsection shall be adjusted by the Committee in accordance with subsection (a) above to the extent the Company achieves the EBITDA Targets set forth in such subsection for such fiscal year.

     (e) If the Optionee terminates employment with the Company for any reason other than as described in subsection (b), (c) or (d) above, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is 90 days after the effective date of the Optionee's termination of employment and (ii) the Expiration Date; provided that, if the Optionee shall terminate employment pursuant to this subsection (e) during the 60-day period after the close of the Company's fiscal year ending in 1997, 1998 or 1999, the portion of the Option that shall be considered exercisable as of the date of the Optionee's termination of employment for purposes of this subsection shall be adjusted by the Committee in accordance with subsection (a) above to the extent the Company achieves the EBITDA Targets set forth in such subsection for such fiscal year; and provided further that if the Optionee's employment is terminated for Cause (as defined below), the Option shall terminate automatically on the effective date of the Optionee's termination of employment, and the Optionee shall be subject to the provisions of Section 2.5.

     (f) For purposes of this Agreement, "Cause" shall mean the Optionee's willful and continued failure to substantially perform the Optionee's duties with the Company (other than a failure resulting from the Optionee's Disability), or the direct

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or indirect engaging in any activity which is contrary, inimical or harmful to the interests of the Company or any Subsidiary, monetarily or otherwise, as determined by a majority of the members of the Board, including (I) conduct that, in the reasonable judgment of the Company, fails to conform with any material standard of conduct applicable to the Company's executives, including gross violations of material Company policies, (II) any act of dishonesty, (III) commission of a felony, (IV) a significant violation of any statutory or common law duty of loyalty to the Company, or (V) the disclosure or misuse of any confidential or competitively sensitive information or trade secrets of the Company or a Subsidiary or affiliate.

     2.3.  Method of Exercise.  Subject to the limitations set forth in this
           ------------------
Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i), (ii) and (iii), and
(2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

     2.4.  Termination of Option.  (a)  In no event may the Option be exercised
           ---------------------
after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

                                      -5-
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     (b)  In the event that rights to purchase all or a portion of the shares of
Stock subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 business days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

     2.5  Termination of Option and Forfeiture of Option Gain.  (a)  If at any
          ---------------------------------------------------
time prior to the earliest to occur of (i) the Expiration Date, (ii) the date which is two years after the effective date of the Optionee's termination of employment for any reason other than death and (iii) the date which is two years after the Optionee exercises any portion of the Option, the Optionee:

     (1) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) owns, manages, operates, controls, participates in, performs services for, or otherwise carries on, a business substantially similar to or competitive with the business conducted by the Company or any Subsidiary (it being understood by the parties hereto that the prohibited activities are not limited to any particular region because such business may be engaged in effectively from any location in the United States); provided, that nothing set forth in this Section 2.5(a)(1) shall prohibit the Optionee from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the Nasdaq Stock Market; or

                                      -6-
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     (2)  directly or indirectly induces or attempts to persuade any employee, agent or customer of the Company or any Subsidiary to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the business conducted by the Company or any Subsidiary;

     (3) is terminated for Cause, or, in the event the Optionee is no longer employed with the Company, directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company or any Subsidiary, including the disclosure or misuse of any confidential or competitively sensitive information or trade secrets of the Company or a Subsidiary or affiliate; or

     (4) participates in any activity not approved by the Board which contributes to or results in the initiation of an action or transaction which, if consummated, would result in a Change in Control of the Company, then the Option shall terminate automatically on the date the Optionee engages in such activity and (x) with respect to any shares of Stock owned by the Optionee as the result of any exercise of the Option, the Optionee shall, within five business days of receipt by the Optionee of a written demand therefor, sell such shares to the Company at a price equal to the lesser of (i) the Fair Market Value of a share of Stock on the date the Optionee engages in such activity and
(ii) the purchase price per share of Stock set forth in the first paragraph of this Agreement, and (y) with respect to any shares of Stock acquired by the Optionee as a result of any exercise of the Option which are not then owned as of the date on which the Optionee engaged in such activity, the Optionee shall pay the Company, within five business days of receipt by the Optionee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Stock purchased pursuant to each exercise of the Option (without reduction for any shares of Stock delivered by the Optionee or withheld by the Company pursuant to Section 2.3 or Section 3.3) by the difference between (i) the Fair Market Value of a share of Stock on the date of such exercise (or on the date of any subsequent sale or other disposition, if greater) and (ii) the purchase price per share of Stock set forth in the first paragraph of this Agreement.

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

          (b) The Optionee may be released from the Optionee's obligations under Sections 2.2(e) and 2.5(a) only if and to the extent the Committee determines in its sole discretion that such a release is in the best interests of the Company.

          (c) The Optionee agrees that by executing this Agreement the Optionee authorizes the Company and its Subsidiaries to deduct any amount or amounts owed by the Optionee pursuant to Section 2.2(e) or 2.5(a) from any amounts payable by the Company or any Subsidiary to the Optionee, including, without limitation, any amount payable to the Optionee as salary, wages, vacation pay or bonus.
This right of setoff shall not be an exclusive remedy and the Company's or a Subsidiary's election not to exercise this right of setoff with respect to any amount payable to the Optionee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Optionee or any other remedy.

     3.  Additional Terms and Conditions of Option.
         -----------------------------------------

          3.1.  Nontransferability of Option.  The Option may not be transferred
                ----------------------------
by the Optionee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or
(ii) as otherwise permitted under Rule 16b-3 under the Exchange Act. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

          3.2.  Investment Representation and Restriction.  The Optionee hereby
                -----------------------------------------
represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; (c) to the extent required by an agreement between one or more underwriters and the Company in connection with an offering of shares of Stock pursuant to a registration statement under the Securities Act, the Optionee shall not offer, sell, contract to sell or otherwise dispose of any shares of Stock purchased upon exercise of the Option for the period specified in such agreement; (d) to the extent required by the terms of the Credit Agreement (as defined below), (I) this Option and all shares of Stock purchased upon exercise of the Option shall be subject to the terms of the Credit Agreement (as defined below) which may require, among other things, that this Option and such shares be pledged in support of the Obligations (as defined in the Credit Agreement), that the Optionee subordinate amounts owed to him by the Company, if any, to the Obligations, and/or that Centre Partners II, LLC or an affiliate thereof ("Centre") be granted sole voting and investment power with regard to the shares when acquired by the Optionee, and (II) the Optionee shall execute from time to time such pledge agreements, subordination agreements, irrevocable powers of appointment to Centre or other instruments and to cause to be delivered such certificates, opinions or supporting documentation as the Agent (as defined in the Credit Agreement) may require to satisfy the Agent that this Option and the shares are being acquired subject to the provisions of the Credit Agreement; (e) all shares of Stock purchased upon exercise of the Option shall be subject to the terms of the Management Shares Agreement among the Company, certain parties affiliated with Centre, and certain directors, officers and employees of the Company, of even date herewith and (f) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

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

          3.3.  Withholding Taxes.  (a)  As a condition precedent to the
                -----------------
delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

          (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3); provided, however, that if the Optionee exercises the option on the Expiration Date, is employed as of such date, and the shares of Stock are not traded on a national securities exchange or are not quoted on the Nasdaq National Market as of such date, the Company shall take reasonable efforts to permit an Optionee to use, in whole or in part, the method described in clause (3) above. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

          (c) Unless the Committee otherwise determines, if the Optionee is subject to Section 16 of the Exchange Act, the following provisions shall apply to the Optionee's election to deliver to the Company whole shares of Stock or to authorize the Company to withhold whole shares of Stock purchasable upon exercise of the Option in payment of all or a portion of the Optionee's tax liability in connection with such exercise:

          (1) The Optionee may deliver to the Company previously owned whole shares of Stock in accordance with Section 3.3(b), if such delivery is in connection with the delivery of shares of Stock in payment of the exercise price of the Option.

          (2) The Optionee may authorize the Company to withhold whole shares of Stock purchasable upon exercise of the Option in accordance with Section 3.3(b); provided, that the following provisions shall apply to such election:

          (i) Such election may apply only to the Option or any or all options held by the Optionee, shall be filed with the Committee at least six months prior to the exercise date of the Option and may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death) or (ii) such election (A) shall be subject to approval by the Committee, (B) may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Optionee's death), (C) must be filed with the Committee during (or must be filed with the Committee in advance of, but take effect during) the 10 business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and (D) the exercise of the Option must occur during such 10 business day period.
Unless the Committee otherwise determines, any election pursuant to clause (i) may be revoked or changed only if such revocation or change is made at least six months prior to the exercise of the Option. Any

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election made pursuant to clause (ii) may be revoked or changed prior to the exercise of the Option during the 10 business day period.

          3.4.  Adjustment.  In the event of any stock split, stock dividend,
                ----------
recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

          3.5.  Change in Control.  Notwithstanding any provision in this
                -----------------
Agreement, in the event of the occurrence of a Change in Control as defined in paragraph (b)(3) or (4) of Section 3.8 of the Plan in connection with which the holders of Stock receive shares of common stock that are registered under
Section 12 of the Exchange Act, there shall be substituted for each share of Stock available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price or base price. In the event of the occurrence of such a Change in Control, the Committee, in its sole discretion, shall determine the extent to which additional shares of Stock subject to the Option, if any, shall become exercisable based on its reasonable judgment regarding whether or the extent to which the Company has achieved the EBITDA Targets set forth in Section 2.2(a).

          (2) Notwithstanding any provision in this Agreement, in the event of the occurrence of a Change in Control pursuant to paragraph (b)(1) or (2) of Section 3.8 of the Plan, or in the event of the occurrence of a Change in Control pursuant to paragraph (b)(3) or (4) of Section
3.8 of the Plan in connection with which the holders of Stock receive consideration other than shares of common stock that are registered under
Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be cancelled by the Company, and the holder shall receive, within 10 business days of the occurrence of a Change in Control pursuant to paragraph (b)(1) or (2) of
Section 3.8 of the Plan or within 10 business days of the approval of the stockholders of the Company contemplated by paragraph (b)(3) or (4) of Section
3.8 of the Plan, a cash payment from the Company in an amount equal to the number of shares of Stock then subject to such option that are exercisable as of the date of the occurrence of such Change in Control, multiplied by the excess, if any, of the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control over (ii) the purchase price per share of Stock subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

          3.6.  Limitation on Exercisability in the Case of Default Under Credit
                ----------------------------------------------------------------
Agreement.  Notwithstanding any provision of this Agreement to the contrary, to
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the extent required by the terms of the credit agreement dated as of July 31,
1996 among the Company, the Lenders (as defined therein) and NationsBank, N.A. (South) as Swingline Lender, Issuing Bank and Agent (as defined therein) for the Lenders (as amended, supplemented or replaced from time to time, the "Credit Agreement"), this Option shall not be exercisable while an "Event of Default" or a "Default" (within the meaning of such terms as used in the Credit Agreement) shall have occurred and is continuing.

          3.7.  Compliance with Applicable Law.  The Option is subject to the
                ------------------------------
condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

          3.8.  Delivery of Information to Optionee.  The Company shall forward
                -----------------------------------
to the Optionee annual reports to shareholders and annual or quarterly financial statements of the Company, including the consolidated balance sheet and related consolidated statements of operations and cash flows for a fiscal year, fiscal quarter or period of a fiscal year, as applicable, as soon as administratively practicable after such materials are prepared and distributed or filed, as the case may be, by the Company. The Optionees shall have the same rights as holders of shares of Stock to notice with respect to annual or special meetings of shareholders of the Company, and shall have the right to attend any such meetings.

          3.9.  Delivery of Certificates.  Upon the exercise of the Option, in
                ------------------------
whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3.

          3.10.  Option Confers No Rights as Stockholder.  The    Optionee shall
                 ---------------------------------------
not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

          3.11.  Option Confers No Rights to Continued Employment.  In no event
                 ------------------------------------------------
shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

          3.12.  Decisions of Board or Committee.  The Board or the Committee
                 -------------------------------
shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

          3.13.  Company to Reserve Shares.  The Company shall at all times
                 -------------------------
prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

          3.14.  Agreement Subject to the Plan.  This Agreement is subject to
                 -----------------------------
the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

     4.  Miscellaneous Provisions.
         ------------------------

          4.1.  Designation as Nonqualified Stock Option.  The Option is hereby
                ----------------------------------------
designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

          4.2.  Meaning of Certain Terms.  (a)  As used herein, employment by
                ------------------------
the Company shall include employment by an affiliate of the Company. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

          (b) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, guardian or similar person and the term "Permitted Transferee" shall include any transferee pursuant to a transfer permitted under Section 3.4 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures approved by the Company.

          4.3.  Successors.  This Agreement shall be binding upon and inure to
                ----------
the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

          4.4.  Notices.  All notices, requests or other communications provided
                -------
for in this Agreement shall be made, if to the Company, to Firearms Training Systems, Inc., 7340 McGinnis Ferry Road, Suwanee, Georgia 30174, Attention:
Corporate Secretary, and if to the Optionee, to Peter A. Marino at his most recent home address on file with the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either
(a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

          4.5.  Governing Law.  This Agreement, the Option and all
                -------------
determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

          4.6.  Counterparts.  This Agreement may be executed in two
                ------------
counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                    FIREARMS TRAINING SYSTEMS, INC.



                    By:/s/ Lester Pollack  /s/ Jonathan H. Kagan
                       -----------------------------------------
                       Name: Lester Pollack       Jonathan H. Kagan

                       Title: Chairman of              Secretary
                              the Board


Accepted this 18th day of
September, 1996.



        /s/ Peter A. Marino
    -----------------------------
         Optionee